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                               AMENDMENT TO LEASE
                               ------------------

     This AMENDMENT TO LEASE (the "Amendment") is made as of this 20th day of March 1990, between Harold B. Chapman, Jr., an unmarried man ("Chapman"), and Cetus Corporation, a Delaware corporation ("Cetus") (collectively the "parties").

                                    RECITALS
                                    --------

     A. Chapman is the lessor and Cetus is the lessee under that certain Lease, dated July 1, 1983 (the "Lease"), between Cetus and Chapman concerning the premises commonly known as M&G Buildings, located at 1400 and 1450 53rd Street, Emeryville, California. Terms defined in the Lease shall have the same meaning when used in this Amendment.

     B. Pursuant to that certain Settlement Agreement and Release, of even date herewith, the parties agree to amend the Lease as provided herein.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. Paragraph 2.1 of the Lease entitled "TERM AND OPTIONS TO RENEW" is amended in its entirety to read as follows:

          2.1 TERM AND OPTIONS TO RENEW. The term of this lease shall be 7 years from July 1, 1983 (the "Commencement Date"). Cetus shall, however, have the option to extend this lease and all of its other provisions for nine

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          additional 2-year terms.  The exercise of each of these
          2-year options shall be automatic unless Cetus gives at least 60 days notice of its intent not to exercise each such option. However, if not more than 70 days prior to the expiration of the then current term Chapman delivers to Cetus written notice that Chapman seeks notification as to whether Cetus is exercising its option to extend, then Cetus must deliver to Chapman within 10 days after Cetus receives such notice from Chapman, Cetus' written notification as to whether Cetus is exercising its option to extend. If Cetus does not deliver the notices required of it pursuant to the preceding sentence, then Chapman shall be under no obligation to further extend the lease.

     2. Paragraph 3.1 of the Lease entitled "RENT" is amended in its entirety to read as follows:

          3.1 RENT. Rent for the premises shall be $57,362.50 per month. Effective July 1, 1990, and each July 1st thereafter during the term of the Lease, up to and including July 2003, the monthly rent for that July and the succeeding 11 months for the premises as set forth in the first sentence of this paragraph shall be two


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          and one-half percent (2-1/2%) greater than the monthly rent payable for the preceding 12 months. Effective July 1 of each lease year beginning July 1, 2004 and each July 1st thereafter, the monthly rent for that July and the succeeding 11 months shall increase from the rent payable for the preceding 12 months by a percentage equal to the net percentage of any increase by which the Consumer Price Index For All Urban Consumers (1982-84 = 100) of the San Francisco-Oakland Metropolitan Area, All Items, published by the Bureau of Labor Statistics of the United States Department of Labor (the "Index"), as of September of the prior year, has increased over the Index for the September of the second prior year. If the Index is not published at any time pertinent to this provision, the index used shall be based upon the most closely comparable statistics on the purchasing power of the consumer dollar as published by a governmental department or agency.


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      3.  This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors in interest, and assigns. Except as expressly amended hereby, the Lease shall remain unmodified and in full force and effect.


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      In witness whereof, the parties hereto have executed this
Amendment as of the date first above written.

                                HAROLD B. CHAPMAN JR

                                /s/ Harold B. Chapman Jr
                                ---------------------------------

                                CETUS CORPORATION


                                By: /s/
                                   ------------------------------

                                Its: Sr. VP
                                    -----------------------------


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